UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: December 16, 2022

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On December 19, 2022, Oragenics, Inc. (the “Company”) sent written notice of termination to A.G.P./Alliance Global Partners (“AGP”), pursuant to the terms of the Company’s Sales Agreement with AGP in connection with the Company’s At-the-Market Sales Program (the “ATM Program”). The termination will take effect on December 29, 2022. As a result of the termination, the Company will not consummate any further sale of its common stock through the ATM Program. Prior to the date of termination, during the fourth quarter the Company sold 357,438 shares of its common stock at an average price of $0.2024 per share. The Company is not subject to any termination penalties related to the termination of the Sales Agreement.

A copy of the Sales Agreement was filed as Exhibit 1.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 1, 2021.

Item 8.01. OTHER EVENTS.

On December 19, 2022, Oragenics, Inc. (the “Company”) issued a press release announcing that Mr. Charles Pope was elected as the new Chairman of the Board of Directors as Dr. Frederick W. Telling stepped down as Chairman but will be continuing on as an independent director.

A copy of the press release announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 19th day of December, 2022.

ORAGENICS, INC. (Registrant)

BY:	/s/ Kimberly Murphy
Kimberly Murphy
President and Chief Executive Officer